Exhibit 12.1

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                          PRO FORMA
                                                                         MERGER YEAR    ACTUAL YEAR  ACTUAL YEAR  ACTUAL YEAR
                                                                         (53 WEEKS)     (53 WEEKS)   (52 WEEKS)   (52 WEEKS)
                                                                            ENDED       ENDED APRIL  ENDED MARCH  ENDED MARCH
                                                                          APRIL 3,          3,           28,          28,
                                                                            1997           1997         1996         1995
                                                                       ---------------  -----------  -----------  -----------
EARNINGS:
  Earnings (loss) before income taxes and extraordinary item.........     $  31,895      $  31,895    $  46,671    $  24,978
  Add: Fixed charges (below).........................................        52,231         52,231       54,090       57,599
    Depreciation on capitalized interest.............................           410            410          298          289
  Less: Interest capitalized (below).................................        (3,344)        (3,344)      (3,003)        (870)
    Undistributed (income) loss--Joint Ventures......................          (191)          (191)          (8)        (335)
                                                                       ---------------  -----------  -----------  -----------
    Earnings for ratio...............................................        81,001         81,001       98,048       81,661
                                                                       ---------------  -----------  -----------  -----------
FIXED CHARGES:
  Interest on borrowings.............................................        12,016         12,016       18,099       24,502
  Interest on capital leases.........................................        10,006         10,006       10,729       11,406
  Interest capitalized...............................................         3,344          3,344        3,003          870
  Amortization of debt issuance costs................................           178            178          655          796
  Estimated interest portion of rental expense(1)....................        26,687         26,687       21,604       20,025
  50% share of EEP:
    Interest on borrowings(2)........................................        --             --           --           --
    Interest on capital leases.......................................        --             --           --           --
    Interest capitalized.............................................        --             --           --           --
    Estimated interest portion of rent(1)............................        --             --           --           --
                                                                       ---------------  -----------  -----------  -----------
    Fixed Charges....................................................        52,231         52,231       54,090       57,599
                                                                       ---------------  -----------  -----------  -----------
FIXED CHARGES IN EXCESS OF EARNINGS..................................     $  --          $  --        $  --        $  --
                                                                       ---------------  -----------  -----------  -----------
                                                                       ---------------  -----------  -----------  -----------
RATIO OF EARNINGS TO FIXED CHARGES...................................          1.55           1.55         1.81         1.42
                                                                       ---------------  -----------  -----------  -----------
                                                                       ---------------  -----------  -----------  -----------

                                                                       ACTUAL YEAR  ACTUAL YEAR
                                                                       (52 WEEKS)   (52 WEEKS)
                                                                       ENDED MARCH  ENDED APRIL
                                                                           31,          1,
                                                                          1994         1993
                                                                       -----------  -----------
EARNINGS:
  Earnings (loss) before income taxes and extraordinary item.........   $  27,412    $  13,146
  Add: Fixed charges (below).........................................      57,963       52,531
    Depreciation on capitalized interest.............................         319          251
  Less: Interest capitalized (below).................................         (52)        (112)
    Undistributed (income) loss--Joint Ventures......................         202           63
                                                                       -----------  -----------
    Earnings for ratio...............................................      85,844       65,879
                                                                       -----------  -----------
FIXED CHARGES:
  Interest on borrowings.............................................      25,699       22,828
  Interest on capital leases.........................................      10,676        8,573
  Interest capitalized...............................................          49           90
  Amortization of debt issuance costs................................         724          655
  Estimated interest portion of rental expense(1)....................      19,481       12,644
  50% share of EEP:
    Interest on borrowings(2)........................................         565        3,844
    Interest on capital leases.......................................         180        1,236
    Interest capitalized.............................................           3           22
    Estimated interest portion of rent(1)............................         586        2,629
                                                                       -----------  -----------
    Fixed Charges....................................................      57,963       52,531
                                                                       -----------  -----------
FIXED CHARGES IN EXCESS OF EARNINGS..................................   $  --        $  --
                                                                       -----------  -----------
                                                                       -----------  -----------
RATIO OF EARNINGS TO FIXED CHARGES...................................        1.48         1.25
                                                                       -----------  -----------
                                                                       -----------  -----------

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The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of income (loss) before income taxes and extraordinary item, plus fixed charges except capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, and one-third of rent expense on operating leases, estimated by the Company to be representative of the interest factor attributable to such rent expense. For fiscal 1993 and 1994, fixed charges include the Company's share (50%) of the fixed charges of EEP prior to the May 28, 1993 acquisition of the remaining 50% partnership interest.

(1) Used one-third of rent expense on operating leases.

(2) Interest expense including interest on promissory note payable to AMC, net of interest capitalized.